Exhibit 10.1

AMENDMENT NO. 3

Dated as of May 18, 2026

to

CREDIT AGREEMENT

Dated as of November 22, 2022

THIS AMENDMENT NO. 3 (this “Amendment”) is made as of May 18, 2026 by and among Akamai Technologies, Inc. (the “Company”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Credit Agreement dated as of November 22, 2022 by and among the Company, the Foreign Subsidiary Borrowers party thereto, the Lenders party thereto and the Administrative Agent (as amended by that certain Amendment No. 1, dated as of April 17, 2025, that certain Amendment No. 2, dated as of May 12, 2025 and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

WHEREAS, the Company has requested that each of the Lenders and the Administrative Agent agree to certain amendments to the Credit Agreement;

WHEREAS, the Company, the Lenders party hereto and the Administrative Agent have agreed to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.

1. Amendments to the Credit Agreement. Effective as of the date of satisfaction of the conditions precedent set forth in Section 2 below, the parties hereto agree that the Credit Agreement is hereby amended as follows:

(a) Section 6.04(a) of the Credit Agreement is hereby restated in its entirety as follows:

“(a) Maximum Leverage Ratio. The Company will not permit the ratio (the “Leverage Ratio”), determined as of the end of each of its fiscal quarters, of (i) Consolidated Total Indebtedness to (ii) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Company and its Subsidiaries on a consolidated basis, to be greater than (A) 3.50 to 1.00 for each of the fiscal quarters ending December 31, 2022 through and including March 31, 2026, (B) 4.75 to 1.00 for the fiscal quarters ending June 30, 2026 and September 30, 2026 and (C) 3.50 to 1.00 for the fiscal quarter ending December 31, 2026 and each fiscal quarter ending thereafter; provided that at any time after the definitive agreement for any Qualifying Material Acquisition shall have been executed (or, in the case of a Qualifying Material Acquisition in the form of a tender offer or similar transaction, after the offer shall have been launched) and prior to the consummation of such Qualifying Material

Acquisition (or termination of the definitive documentation in respect thereof (or such later date as such Indebtedness ceases to constitute Acquisition Indebtedness)), any Acquisition Indebtedness shall be excluded from the determination of the Leverage Ratio. Notwithstanding the foregoing, the Company shall be permitted, but in no event on more than two (2) occasions during the term of this Agreement, to allow the maximum Leverage Ratio permitted under this Section 6.04(a) to be increased to 4.00 to 1.00 for a period of four consecutive fiscal quarters ending on or after December 31, 2026 (such period, an “Adjusted Covenant Period”) in connection with a Qualifying Material Acquisition occurring during the first of such four fiscal quarters (and in respect of which the Company shall provide notice in writing to the Administrative Agent (for distribution to the Lenders) of such increase and a transaction description of such Qualifying Material Acquisition (including the name of the person or summary description of the assets being acquired and the approximate purchase price)), so long as the Company is in compliance on a pro forma basis with the maximum Leverage Ratio of 4.00 to 1.00 on the closing date of such Qualifying Material Acquisition immediately after giving effect (including pro forma effect) to such Qualifying Material Acquisition; provided that it is understood and agreed that (x) the Company may not elect a new Adjusted Covenant Period for at least two fiscal quarters following the end of an Adjusted Covenant Period and (y) the maximum Leverage Ratio permitted under this Section 6.04(a) shall revert to 3.50 to 1.00 as of the end of such Adjusted Covenant Period and thereafter until another Adjusted Covenant Period (if any) is elected pursuant to the terms and conditions described above.”

(b) Article VII of the Credit Agreement is hereby amended to (i) delete the “or” at the end of clause (m) thereof, (ii) insert the word “or” at the end of clause (n) thereof and (iii) insert a new clause (o) therein immediately following clause (n) thereof as follows:

“(o) the Company shall fail to enter into an executed and effective amendment to this Agreement with the Administrative Agent and the Required Lenders on or prior to December 31, 2026, providing for revised terms hereof in respect of pricing, credit support for the Obligations (including guarantees and collateral security to the extent reasonably requested by the Required Lenders), representations and warranties, affirmative and negative covenants (including financial covenants), events of default and related provisions, in each case to the extent reasonably requested by, reasonably satisfactory to and approved by the Administrative Agent and the Required Lenders (such approval not to be unreasonably withheld, conditioned or delayed);”

2. Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that the Administrative Agent shall have received (i) counterparts of this Amendment duly executed by the Company, the Required Lenders and the Administrative Agent and (ii) payment and/or reimbursement of the Administrative Agent’s and its affiliates’ reasonable and documented out-of-pocket fees and expenses (including reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent) in connection with this Amendment, in each case to the extent invoiced and to the extent required to be paid or reimbursed by the Company pursuant to Section 9.03 of the Credit Agreement.

3. Representations and Warranties of the Company. The Company hereby represents and warrants as follows:

(a) This Amendment constitutes the legal, valid and binding obligation of the Company, enforceable against Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

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(b) As of the date hereof and immediately after giving effect to this Amendment, (i) no Event of Default or Default has occurred and is continuing and (ii) the representations and warranties of the Company set forth in the Credit Agreement (other than the representations and warranties contained in Sections 3.04(b) and 3.06(a) of the Credit Agreement) are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect is true and correct in all respects), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (provided that any representation or warranty that is qualified by materiality or Material Adverse Effect are true and correct in all respects) as of such earlier date.

4. Reference to and Effect on the Credit Agreement.

(a) Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.

(b) Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

(c) Except as expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.

(d) This Amendment is a Loan Document under (and as defined in) the Credit Agreement.

5. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York.

6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written.

AKAMAI TECHNOLOGIES, INC.,
as the Company

By:	/s/ David Neshat
Name: David Neshat
Title: Vice President, Treasury

Signature Page to Amendment No. 3 to

Credit Agreement dated as of November 22, 2022

Akamai Technologies, Inc.

JPMORGAN CHASE BANK, N.A.,
individually as a Lender and as Administrative Agent

By:	/s/ Ryan Zimmermann
Name:Ryan Zimmermann
Title: Executive Director

Signature Page to Amendment No. 3 to

Credit Agreement dated as of November 22, 2022

Akamai Technologies, Inc.

[Lender signature pages on file with Administrative Agent]